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                                                                   Exhibit 3.129

                                      FILING #0001832638 PG 01 OF 02 VOL B-00187
                                            FILED 04/24/1998 01:00 PM PAGE 00533
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION
61-38 Rev. 9/90
Stock Corporation

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                               30 TRINITY STREET
                               HARTFORD, CT 06106

Cowles/Simba Information, Inc.
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1. Name of Corporation ( Please enter name within lines)

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2. The Certificate of Incorporation is: (Check one)

|X|   A.    Amended only,

|_|   B.    Amended only, to cancel authorized shares (state number of shares to be cancelled, the class, the series, if any, and the par value, P.A.
            90-107.)

|_|   C.    Restated only, pursuant to Conn. Gen. Stat. ss.33 - 362(a).

|_|   D.    Amended and restated, pursuant to Conn. Gen. Stat. ss.33 - 362(c).

|_|   E.    Restated and superseded pursuant to Conn. Gen. Stat. ss.33 - 362(d).

Set forth here the resolution of amendment and/or restatement. Use an 8 1/2 X 11 attached sheet if more space is needed.

      Resolved, that the Certificate of Incorporation be amended to read in its entirety as follows:

"1. The name of the Corporation is Simba Information, Inc."

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate. If 2C or 2D ia checked, complete 3A or 3B. If 2E is checked, complete 4.)

3. (Check one)

|_| A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If 3A is checked, go to 5 & 6 to complete this certificate.).

|_| B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4. (Check, if true)

|_| This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

                                      FILING# 0001832638 PG 02 OF 02 VOL B-00187
                                           FILED 04/24/1998 01:00 PM PAGE 00534
                                                          SECRETARY OF THE STATE
                                              CONNECTICUT SECRETARY OF THE STATE

[ILLEGIBLE] of adopting the resolution was as follows:

|_| A. By the board of directors and shareholders, pursuant to Conn. Gen. Stat.
       ss.33 - 360. Vote of Shareholders: (Check (i) or (ii), and check (iii) if applicable.)

       (i)  |_|   No shares are required to be voted as a class; the
                  shareholder's vote was as follows:

       Vote Required for Adoption ___________  Vote Favoring Adoption __________

       (ii)  |_|  There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:

                  (Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. ss. 1 - 9.)

       (iii) |_|  Check here if the corporation has 100 or more recordholders, as defined in Conn. Gen. Stat. ss.33 - 311a(a).

|X| B. By the board of directors acting alone

       The number of affirmative votes required to adopt such resolution is: 11

       The number of directors' votes in favor of the resolution was: 11

[ILLEGIBLE] hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are

(Print or Type)                                      Signature
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Name of Pres. / V. Pres.                             /s/ Michaelanne Discepolo

Michaelanne Discepolo
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(Print or Type)                                      Signature
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Name of Sec.                                         /s/ Beverly C. Chell

Beverly C. Chell
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|_| C. The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers for shares of the corporation. If there are no subscribers, state NONE below.

[ILLEGIBLE](at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

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Signed Incorporator           Signed Incorporator            Signed Incorporator

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Signed Subscriber             Signed Subscriber              Signed Subscriber

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(Use an 8 1/2 X 11 attached sheet if more space is needed. Conn. Gen. Stat. ss.
1 - 9)

Dated at ____ this 22nd day of April, 1998

Rec, CC, GS: (Type or Print)

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Please provide filer's name and complete
address for mailing receipt